                                                                   EXHIBIT 99.1


                  PACIFIC GULF PROPERTIES POSTS 10% PER SHARE
                  GAIN IN FOURTH QUARTER FFO AND 9% PER SHARE
              INCREASE IN FFO FOR THE YEAR ENDED DECEMBER 31, 1996

     NEWPORT BEACH, California (February 18, 1997) -- Glen L. Carpenter, Chairman of the Board and Chief Executive Officer of Pacific Gulf Properties Inc. (NYSE:PAG), reported today that fourth quarter funds from operations (FFO) of Pacific Gulf Properties Inc. on a fully diluted basis, assuming conversion of all remaining subordinated debentures, was 10% higher on a per share basis than the comparable quarter in 1995.

     Carpenter stated that for the fourth quarter ended December 31, 1996, FFO was $4,794,000, or $.46 per share, compared with $3,341,000, or $.42 per share, in the fourth quarter of 1995. Carpenter attributed the increase in FFO to continued growth in same store sales for both the industrial and multifamily operations, and to new property acquisitions made primarily at the end of the second quarter in 1996 using proceeds from a common equity offering in May 1996.

     Net loss for the fourth quarter of 1996 was $2,426,000, or $.32 per share, after deducting a non-cash, non-recurring charge of $3,596,000 for the Company's December 1996 debenture exchange offer. This compares with net income of $6,964,000, or $1.43 per share, in the same period of 1995, which included a gain of $6,664,000, or $1.37 per share, associated with the sale of the Company's multifamily properties in Texas. Fourth quarter


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Pacific Gulf Properties -- Page 2

income from 1996 before gains on the sale of properties and the non-cash, non-recurring charge associated with the debenture exchange offer was $1,170,000, compared with $300,000 for 1995.

        Funds from operations, assuming conversion of all remaining subordinated debentures, for the year ended December 31, 1996 totaled $16,930,000, or $1.81 per share, compared with $13,108,000, or $1.66 per share, in 1995. The increase for the year, of 9% on a per share basis, was due to a continuing growth in the performance of properties held both in 1995 and 1996 and approximately $83,000,000 of new property acquisitions made during 1996. Net operating income for the Company's industrial portfolio increased from $9,626,000 in 1995 to $15,475,000 in 1996, a 61% increase. Net operating income for the Company's multifamily portfolio increased from $14,683,000 in 1995 to $17,550,000 in 1996, an increase of 20%.

        Net loss for the year ended December 31, 1996 was $118,000, or $.02 per share, after deduction of the non-cash, non-recurring $3,596,000 charge related to the debenture exchange offer. This compares with net income of $8,403,000, or $1.74 per share, in 1995 which included the $6,664,000, or $1.37 per share gain from the Texas property sale. Income for the year ended December 31, 1996 before gains on the sale of properties and before the non-cash, non-recurring charge for the debenture exchange offer was $3,404,000 in 1996, compared with $1,739,000 in 1995.

        Carpenter indicated that net operating income on properties held both in 1995 and 1996 for the multifamily operations increased 9% for the 12-month period ended December 31, 1996, compared with the same period for 1995. Revenues for properties

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Pacific Gulf Properties - Page 3

held in both 1995 and 1996 for the same period increased 6% while expenses increased only 1%. The total portfolio physical occupancies increased to 93% at December 31, 1996, compared with 92% at December 31, 1995.

        Pacific Gulf Properties Inc., a self-administered and self-managed equity real estate investment trust, owns, operates, leases, acquires and rehabilitates industrial and multifamily properties located in California and the Pacific Northwest.

                                      ###

                          PACIFIC GULF PROPERTIES INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands except share data)
                                  (Unaudited)

                                                For the Three Months Ended
                                          -------------------------------------
                                          Dec. 31, 1996           Dec. 31, 1995
                                          -------------           -------------
REVENUES
Rental income
    Multifamily properties                 $ 7,431                  $ 7,460
    Industrial properties                    6,314                    3,250
                                         ---------                ---------
                                            13,745                   10,710

Rental property expenses
    Multifamily properties                   3,027                    2,960
    Industrial properties                    1,517                      664
                                         ---------                ---------
                                             4,544                    3,624

Depreciation                                 2,315                    1,720
Interest (including amortization
  debenture discount and financing
  costs of $287 and $287 respectively)       4,798                    4,187

General and administrative                     918                      879

Non-recurring loss on exchange
  of debentures                              3,596                       --
                                         ---------                ---------
                                            16,171                   10,410

Income (loss) before gain on sale
  of properties                             (2,426)                     300

Gain on sale of real estate properties          --                    6,664
                                         ---------                ---------
Net Income (loss)                          ($2,426)                  $6,964
                                         =========                =========
Weighted average number of common
  shares outstanding                     7,484,592                4,856,735
                                         =========                =========
Net income (loss) per common share          ($0.32)                   $1.43
                                         =========                =========

                          PACIFIC GULF PROPERTIES INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands except share data)

                                     YEAR ENDED DECEMBER 31,
                                 ------------------------------
REVENUES                            1996                1995
--------                         ----------          ----------
Rental income
     Multifamily properties      $   29,104          $   24,898
     Industrial properties           20,783              12,193
                                 ----------          ----------
                                     49,887              37,091
                                 ----------          ----------
EXPENSES
Rental property expenses
     Multifamily properties          11,554              10,215
     Industrial properties            5,308               2,567
                                 ----------          ----------
                                     16,862              12,782

Depreciation                          8,236               6,081

Interest (including
amortization of debenture
discount and financing costs
of $1,211 and $1,009
respectively)                        18,411              14,066

General and administrative            2,974               2,423

Non-recurring loss on exchange
of debentures                         3,596                  --
                                 ----------          ----------
                                     50,079              35,352
Income (loss) before non-
recurring and extraordinary
items                                  (192)              1,739

Gain on sale of real estate
properties                               74               6,664
                                 ----------          ----------
Net income (loss)                $     (118)         $    8,403
                                 ==========          ==========
Weighted average number of
  common shares outstanding       6,340,748           4,830,723
                                 ==========          ==========
Net income (loss) per common
  share                               (0.02)               1.74
                                 ==========          ==========

Dividends declared per common
 share                           $     1.61          $     1.57
                                 ==========          ==========

FUNDS FROM OPERATIONS(a)

                                                    (In thousands except per share data) (In thousands except per share data)
                                                         For the Three Months Ended           For the Twelve Months Ended
                                                    ------------------------------------ ------------------------------------
                                                        Dec. 31, 1996      Dec. 31, 1995     Dec. 31, 1996      Dec. 31, 1995
                                                        -------------      -------------     -------------      -------------
Net Income (Loss)                                             $(2,426)           $ 6,964           $  (118)           $ 8,403
Less: Gain on Sale of Real Estate                                  --             (6,664)              (74)            (6,664)
Plus: Non-recurring loss on Debenture Exchange                  3,596                 --             3,596                 --
Plus: Depreciation and Amortization                             2,602              2,006             9,447              7,090
                                                              -------             -------          -------             ------
Funds from Operations(a)                                        3,772              2,306            12,851              8,429

Amortization
    Debenture Discount and Costs                                 (141)              (138)             (570)              (582)
    Costs Related to Financing Assumed from Predecessor
      and Line of Credit Costs                                    (83)               (80)             (379)              (302)
    Long-term Financing Costs                                     (63)               (69)             (262)              (155)
                                                               ------             ------           -------              -----
Funds from Operations - New Definition                         $3,485             $2,019           $11,640              $7,820
                                                               ======             ======           =======              ======
Weighted Average Outstanding Shares - Primary                   7,485              4,857             6,341               4,831
                                                               ======             ======           =======              ======
Funds from Operations per share - New Definition                $0.47              $0.42             $1.84               $1.62

(a) Industry analysts generally consider funds from operation ("FFO") an appropriate rating of performance of a real estate investment trust ("REIT"). The Company computes funds from operations in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). Funds from operations is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT modified the calculation of FFO to, among other things, eliminate amortization of deferred financing costs and depreciation of non-real estate assets as items which are added back to net income when computing FFO. The Company adopted the modified calculation as of January 1, 1996.

PRO FORMA FUNDS FROM OPERATIONS(b)

Funds from Operations - New Definition                        $ 3,485             $2,019           $11,640             $ 7,820

Interest Expense on Debentures                                  1,168              1,184             4,720               4,736

Amortization of Debenture Discount and Costs                      141                138               570                 552
                                                              -------             ------           -------              ------

Fully Diluted Funds from Operations                           $ 4,794             $3,341           $16,930             $13,108
                                                              =======             ======           =======             =======

Fully Diluted Weighted Average Outstanding Shares              10,372              7,894             9,338               7,868
                                                              =======             ======           =======             =======
Fully Diluted Funds from Operations per share --
  New Definition                                                $0.46              $0.42             $1.81               $1.66

(b) Pro Forma Funds from Operations Calculations - Assume the conversion of all Convertible Subordinated Debentures on the first day of each respective period.

BALANCE SHEET DATA (in thousands)

                                            Pacific Gulf Properties Inc.
                                            ----------------------------
                                       December 31, 1996    December 31, 1995
                                       -----------------    -----------------

Real Estate                                     $352,867             $278,692
Cash and Cash Equivalents                          1,523                2,847
Other Assets                                      10,250                7,052
                                                --------             --------
Total Assets                                    $364,640             $288,591
                                                ========             ========

Mortgage and Other Notes Payable                $197,401             $149,847
Convertible Subordinated Debentures               14,227               55,659
Other Liabilities                                  9,673                7,587
Minority Interest                                  3,518                3,518
Shareholders' Equity                             139,821               71,980
                                                --------             --------
Total Liabilities and Shareholders' Equity      $364,640             $288,591
                                                ========             ========